Exhibit 5.1
                               Balch & Bingham LLP
                             1901 Sixth Avenue North
                                   Suite 2600
                            Birmingham, Alabama 35203
                                 (205) 251-8100


                                November 17, 1998




Alabama Power Company
600 North 18th Street
Birmingham, AL 35291

                 Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Alabama Power Company (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) First Mortgage Bonds (the "new Bonds") to be issued by the Company, (2) Class A Preferred Stock (the "new Stock") to be issued by the Company, (3) Senior Notes (the "Senior Notes") to be issued by the Company, (4) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (5) Trust Preferred Securities (liquidation amount $25 per Trust Preferred Security) to be issued by Alabama Power Capital Trust III, Alabama Power Capital Trust IV and Alabama Power Capital Trust V and (6) the Company's Guarantees (as defined in the Registration Statement) with respect to such Trust Preferred Securities. The new Bonds will be issued pursuant to an Indenture, as supplemented, between the Company and the trustee named therein (the "First Mortgage Bond Indenture"), the Senior Notes will be issued pursuant to a senior note indenture, as supplemented, between the Company and the trustee named therein (the "Senior Note Indenture"), the Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between the Company and the trustee named therein (the "Subordinated Note Indenture") and the Guarantees will be issued pursuant to separate guaranty agreements between the Company and the trustee named therein (the "Guaranty Agreements"), in each case in the respective forms filed as exhibits to the Registration Statement.
         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company, when the new


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Alabama Power Company
November 17, 1998
Page 2


Bonds, the new Stock, the Senior Notes, the Junior Subordinated Notes and the Guarantees have been issued and sold upon the terms specified in the orders of the Alabama Public Service Commission:

(1) When the First Mortgage Bond Indenture has been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the new Bonds have been executed, authenticated and delivered in accordance with the terms of the First Mortgage Bond Indenture, the new Bonds will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity, the holders and owners thereof will be entitled to all the rights and security afforded by the First Mortgage Bond Indenture and the new Bonds will rank equally as to security with the bonds of other series presently outstanding under the First Mortgage Bond Indenture, which is, in our opinion, a direct first lien on substantially all the Company's fixed property and franchises, used or useful in its public utility business, subject only to excepted encumbrances as defined in the First Mortgage Bond Indenture.

(2) Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors establishing the new Stock, and when certificates for the new Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, the shares of new Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.

(3) When the Senior Note Indenture, the Subordinated Note Indenture and the Guaranty Agreements have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes, the Junior Subordinated Notes and the Guarantees have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture, the Subordinated Note Indenture and the Guarantees, as the case may be, the Senior Notes, the Junior Subordinated Notes and the Guarantees will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

         We also advise you that we have reviewed certain statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as indicated under the caption "Experts" in the prospectus, as to matters of law and legal conclusions and, in our opinion, such statements are correct.


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Alabama Power Company
November 17, 1998
Page 3



We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the statements with respect to our firm under the captions "Legal Matters" and "Experts" in the prospectus.

                                Very truly yours

                               /s/Balch & Bingham LLP